Exhibit 99.1

STAG INDUSTRIAL ANNOUNCES FOURTH QUARTER AND YEAR END 2012 RESULTS

Boston, MA — February 20, 2013 - STAG Industrial, Inc. (the “Company”) (NYSE:STAG), a company focused on the acquisition, ownership and management of single-tenant industrial properties throughout the United States, today announced its financial and operating results for the fourth quarter and year end 2012.

In the Fourth Quarter of 2012, the Company:

•                 Generated Cash Net Operating Income (Cash NOI) of $23.4 million compared to $13.6 million for the fourth quarter of 2011, an increase of 72%.

•                 Generated Core Funds from Operations (Core FFO) of $14.0 million compared to $5.3 million for the fourth quarter of 2011, an increase of 163%. On a per share basis, this represents $0.34 per basic share and $0.33 per fully diluted share compared to $0.23 per basic and fully diluted share in the fourth quarter 2011.

•                 Generated Adjusted Funds from Operations (AFFO) of $13.1 million compared to $5.6 million for the fourth quarter of 2011, an increase of 135%.

•                 Completed the acquisition of 40 properties for total cost of approximately $212.8 million with an average cash capitalization rate of 9% plus and a remaining weighted average lease term of approximately 4.3 years.

•                 Added approximately 6.5 million square feet to the Company’s portfolio through these acquisitions, increasing the Company’s asset base by 28%, based on square footage, over the third quarter of 2012 and 72% over the year ended 2011.

•                 Leased over 856,000 square feet.

•                 Achieved occupancy on the Company’s portfolio of 95.1% and same store occupancy of 93.2%.

•                 Renewed 84% of the 2.2 million square feet of leases due to expire in 2012.

•                 Declared a fourth quarter dividend of $0.27 per share, an annualized rate of 6.0% on the quarter ended share price of $17.97.

“A very busy and successful fourth quarter topped off a great, first full year for STAG as a public company.  In 2012, we continued to move forward with our low leverage strategy for the execution of our differentiated investment thesis.  I am very proud of our team and of the solid total shareholder return of 68% we delivered to our shareholders over 2012,” commented Benjamin Butcher, Chief Executive Officer.

Acquisition Activity

During the fourth quarter of 2012, the Company completed the acquisition of 40 industrial properties consisting of approximately 6.5 million square feet.

FOURTH QUARTER 2012 ACQUISITIONS

STAG Industrial, Inc.

Acq. Date	SF	Properties	MSA	Cost (mm)
10/09/12	4,341,198	31	16 different MSA’s	$128.7
10/26/12	217,000	1	Springfield, MA	$8.2
10/31/12	108,000	1	Detroit-Ann Arbor-Flint, MI	$5.0
11/29/12	357,673	1	Harrisonburg, VA	$16.2
12/13/12	177,500	1	Toledo, OH	$9.1
12/14/12	129,803	1	Chicago-Gary-Kenosha, IL-IN-WI	$5.7
12/19/12	226,576	1	Kansas City, MO-KS	$8.0
12/20/12	102,000	1	Atlanta, GA	$4.6
12/20/12	584,301	1	Chicago-Gary-Kenosha, IL-IN-WI	$19.5
12/21/12	225,680	1	Atlanta, GA	$7.8
Total	6,469,731	40		$212.8

The Company paid approximately $212.8 million, including closing costs, for the 40 properties bringing the total cost of properties acquired for the year ended 2012 to $427 million and since the Company’s initial public offering in April 2011 to $552 million. The Company’s portfolio square footage increased to 29.4 million at December 31, 2012 representing a 78% increase in square footage since December 31, 2011 and a 125% increase in square footage since April 2011.

Subsequent to the end of the fourth quarter, the Company acquired one property containing a total of 319,000 square feet located in Orangeburg, South Carolina for approximately $4.7 million.

The Company also has entered into contracts to acquire nine additional properties for a combined purchase price of approximately $68 million, subject to various closing conditions.  These conditions have not yet been satisfied so there can be no assurance that these transactions will be consummated.

Leasing Activity and Occupancy

In the fourth quarter, the Company signed renewals for 671,353 square feet.  The tenant retention rate for the leases expiring in the fourth quarter of 2012 was 72% resulting in a tenant retention rate for the full year of 84%.  The Company also signed approximately 184,814 square feet of new and expansion leases.  Tenant improvements and leasing commissions for leases signed in the fourth quarter were approximately $0.4 million or less than 2% of Cash NOI.  For 2012, the rental rates on renewed leases decreased 0.8% on a cash basis and increased 2.3% on a GAAP basis.

Year ending occupancy increased 190 basis points to 95.1% from 93.2% for the year ended 2011.  The Company’s occupancy rate for the fourth quarter decreased to 95.1% from 96.3% at the end of the third quarter of 2012.  A major factor in this decrease was the acquisition of 401,147 square feet of vacant space that was included with the portfolio purchased early in the quarter.  Quarter over quarter same store occupancy decreased from 94.2% to 93.2%.  Year over year same store occupancy decreased marginally from 93.3% at the end of the fourth quarter of 2011 to 93.2% at the end of the fourth quarter 2012.

Key Financial Measures

Cash NOI, for the fourth quarter of 2012, was approximately $23.4 million, an increase of 72% compared to Cash NOI in the fourth quarter of 2011 of approximately $13.6 million.  Cash NOI after noncontrolling interest was approximately $19.8 million for the fourth quarter of 2012.

Core FFO for the fourth quarter of 2012, was approximately $14.0 million, an increase of 163% over the fourth quarter of 2011 of approximately $5.3 million. Core FFO attributable to common stockholders was approximately $11.8 million or $0.33 per diluted share of common stock as compared to $0.23 per diluted share of common stock in the fourth quarter of 2011.

AFFO was approximately $13.1 million for the fourth quarter of 2012 compared to approximately $5.6 million for the fourth quarter of 2011, an increase of 135%. AFFO attributable to common stockholders was approximately $11.1 million in the fourth quarter of 2012.  Net Loss for the fourth quarter of 2012 was approximately $2.4 million.  Included in Net Loss was depreciation and amortization expense of approximately $15.0 million.

A reconciliation of Net Loss to Cash NOI, Adjusted EBITDA, Core FFO, FFO, and AFFO, all non-GAAP financial measures, appears at the end of this release.

The Company has included in a supplemental information package the results and operating statistics that reflect the activities of the Company for the three months and year ended December 31, 2012.  See below regarding information for the supplemental information package.

Financial Strength and Liquidity

As of quarter end, the Company’s net debt to annualized adjusted earnings before interest, tax, depreciation and amortization (Adjusted EBITDA) was 5.8x, interest coverage based on Adjusted EBITDA was 4.8x, and the weighted average interest rate on the outstanding debt was 3.69%.  Adjusted EBITDA was calculated based on annualizing the Company’s results for the three months ended December 31, 2012.  The Company’s total debt to total assets was 47.7% as of December 31, 2012.

As of quarter end, the Company had approximately $479 million of debt outstanding with an average term of 5.4 years, including $150 million drawn under the Company’s unsecured term loan.  The interest rate on $100 million of this amount has been swapped effective October 10, 2012, at an all-in interest rate of 2.42% (the current 1.65% unsecured facility spread plus the one-month LIBOR swapped to a weighted average fixed rate of 0.77%).   At quarter end, there was an outstanding balance of $99 million, and $40 million of availability under the Company’s $200 million unsecured revolving credit facility.  There was an additional $104 million of availability from unencumbered assets added to the unsecured facility in January 2013.

On December 14, 2012, we established an “at the market” (ATM) stock offering program through which we may sell from time to time up to an aggregate of $75 million of its common stock through sales agents. Between December 14, 2012 and December 31, 2012, under the program we issued an aggregate of 298,000 shares of common stock.  We received net proceeds of approximately $5.3 million,

Subsequent to the fourth quarter, the Company closed on a new $150 million unsecured term loan with a maturity date of February 14, 2020.  Borrowings under this unsecured term loan currently bear interest at a floating rate equal to the one-month LIBOR plus a spread of 2.15%, based on the Company’s consolidated leverage ratio.  The Company borrowed $25 million under this facility at closing.

Secondary Offering

Subsequent to quarter end, on January 22, 2013 the Company completed an offering of 6,284,152 shares of common stock, inclusive of 819,672 shares exercised under the underwriters’ option, at a public offering price of $18.30 per share.  The Company received approximately $115 million in total gross proceeds before underwriting discounts and offering expenses. The Company used the net proceeds of the offering to fully repay indebtedness outstanding under its unsecured revolving credit facility.

Conference Call

The Company will host a conference call on Thursday, February 21, 2013, at 11:00 a.m. (Eastern Time) to discuss the operating and financial results.  The call can be accessed live over the phone by dialing 1-877-407-0784 or, for international callers, (201) 689-8560.  A replay will be available shortly after the call and can be accessed by dialing (877) 870-5176 or, for international callers, (858) 384-5517.  The passcode for the replay is 408127.  The replay will be available until February 28, 2013.

Interested parties also may listen to a simultaneous webcast of the conference call by logging on to the Company’s website at www.stagindustrial.com. The on-line replay will be available for a limited time following the call.

Supplemental Schedules

The Company has provided a supplemental information package to provide additional disclosure and financial information for the benefit of the Company’s various stakeholders.  This can be found under the “Presentations” tab in the Investor Relations section of the Company’s website at www.stagindustrial.com.

Additional information is also available on the Company’s website at www.stagindustrial.com.

CONSOLIDATED BALANCE SHEETS

STAG Industrial, Inc.

(unaudited, in thousands, except share data)

	December 31, 2012	December 31, 2011
Assets
Rental Property:
Land	$104,656	$70,870
Buildings	654,518	394,822
Tenant improvements	34,900	25,056
Building and land improvements	22,153	11,510
Less: accumulated depreciation	(46,175)	(30,004)
Total rental property, net	770,052	472,254
Cash and cash equivalents	19,006	16,498
Restricted cash	5,497	6,611
Tenant accounts receivable, net	9,351	5,592
Prepaid expenses and other assets	1,556	1,355
Deferred financing fees, net	4,704	2,634
Leasing commissions, net	1,674	954
Goodwill	4,923	4,923
Due from related parties	806	400
Deferred leasing intangibles, net	187,555	113,293
Total assets	$1,005,124	$624,514
Liabilities and Equity
Liabilities:
Mortgage notes payable	$229,915	$296,779
Unsecured credit facility	99,300	—
Unsecured term loan	150,000	—
Accounts payable, accrued expenses and other liabilities	12,111	6,044
Interest rate swaps	480	215
Tenant prepaid rent and security deposits	5,686	3,478
Dividends and distributions payable	11,301	6,160
Deferred leasing intangibles, net	6,871	1,929
Total liabilities	$515,664	$314,605
Equity:
Preferred stock, par value $0.01 per share, 10,000,000 shares authorized, 2,760,000 shares (liquidation preference of $25.00 per share) issued and outstanding at December 31, 2012 and December 31, 2011	69,000	69,000
Common stock $0.01 par value, 100,000,000 shares authorized, 35,698,582 and 15,901,560 shares outstanding at December 31, 2012 and December 31, 2011, respectively	357	159
Additional paid-in capital	419,643	179,919
Common stock dividends in excess of earnings	(61,024)	(18,385)
Accumulated other comprehensive loss	(371)	—
Total stockholders’ equity	427,605	230,693
Noncontrolling interest	61,855	79,216
Total equity	489,460	309,909
Total liabilities and equity	$1,005,124	$624,514

CONSOLIDATED STATEMENTS OF OPERATIONS

STAG Industrial, Inc.

(unaudited, in thousands, except share data)

	Year Ended December 31, 2012	Three months Ended December 31, 2012	Three months Ended December 31, 2011
Revenue
Rental income	$75,390	$24,193	$14,268
Tenant recoveries	8,785	2,712	1,958
Other income	1,312	331	326
Total revenue	85,487	27,236	16,552
Expenses
Property	5,998	1,963	1,474
General and administrative	14,549	4,587	3,853
Real estate taxes and insurance	6,890	2,309	1,445
Property acquisition costs	4,218	1,709	394
Depreciation and amortization	43,275	14,987	7,920
Loss on impairment	622	—	—
Other expenses	339	192	294
Total expenses	75,891	25,747	15,380
Other income (expense)
Interest income	19	2	14
Interest expense	(16,110)	(4,335)	(4,518)
Gain on interest rate swaps	215	—	908
Formation transaction costs	—	—	115
Offering costs	(68)	—	—
Loss on extinguishment of debt	(929)	—	—
Total other income (expense)	(16,873)	(4,333)	(3,481)
Net loss from continuing operations	$(7,277)	$(2,844)	$(2,309)
Discontinued operations
Income (loss) attributable to discontinued operations	797	448	(777)
Impairment loss attributable to discontinued operations	(3,941)	—	—
Gain on sales of real estate	222	3	329
Total income (loss) attributable to discontinued operations	(2,922)	451	(448)
Net loss	$(10,199)	$(2,393)	$(2,757)
Less: loss attributable to noncontrolling interest	(3,720)	(615)	(1,241)
Net loss attributable to STAG Industrial, Inc.	$(6,479)	$(1,778)	$(1,516)
Less: preferred stock dividends	6,210	1,553	1,018
Less: amount allocated to unvested restricted stockholders	122	41	—
Net loss attributable to common stockholders	$(12,811)	$(3,372)	$(2,534)
Weighted average common shares outstanding — basic and diluted	25,046,664	34,964,493	15,820,049
Income (loss) per share — basic and diluted
Loss from continuing operations attributable to common stockholders	$(0.42)	$(0.11)	$(0.14)
Income (loss) from discontinued operations attributable to common stockholders	$(0.09)	$0.01	$(0.02)
Loss per share — basic and diluted	$(0.51)	$(0.10)	$(0.16)

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

STAG Industrial, Inc.

(unaudited, in thousands, except share data)

	Year Ended December 31, 2012	Three months Ended December 31, 2012	Three months Ended December 31, 2011
Net loss	$(10,199)	$(2,393)	$(2,757)
Asset management fee income	(1,196)	(272)	(318)
General and administrative	14,549	4,587	3,853
Property acquisition costs	4,218	1,709	394
Depreciation and amortization	43,471	14,986	8,014
Interest income	(19)	(2)	(14)
Interest expense	16,269	4,335	4,672
Gain on interest rate swaps	(215)	—	(908)
Formation transaction costs	—	—	(115)
Offering costs	68	—	—
Loss on impairment	4,563	—	—
Loss on extinguishment of debt	929	—	—
Other expenses	339	192	294
Gain on sales of real estate	(222)	(3)	(329)
NET OPERATING INCOME	$72,555	$23,139	$12,786
Noncontrolling interest	(16,451)	(3,605)	(4,204)
Net operating income after noncontrolling interest	$56,104	$19,534	$8,582

Net operating income	$72,555	$23,139	$12,786
Straight line rent adjustment	(2,796)	(1,063)	(215)
Above/below market lease amortization, net	4,837	1,356	1,062
CASH NET OPERATING INCOME	$74,596	$23,432	$13,633
Noncontrolling interest	(16,913)	(3,651)	(4,483)
Cash net operating income after noncontrolling interest	$57,683	$19,781	$9,150

Net loss	$(10,199)	$(2,393)	$(2,757)
Above/below market lease amortization, net	4,837	1,356	1,062
Property acquisition costs	4,218	1,709	394
Depreciation and amortization	43,471	14,986	8,014
Interest income	(19)	(2)	(14)
Interest expense	16,269	4,335	4,672
Gain on interest rate swaps	(215)	—	(908)
Formation transaction costs	—	—	(115)
IPO bonus payment	—	—	1,000
Offering costs	68	—	—
Loss on impairment	4,563	—	—
Loss on extinguishment of debt	929	—	—
Gain on sales of real estate	(222)	(3)	(329)
ADJUSTED EBITDA	$63,700	$19,988	$11,019
Noncontrolling interest	(14,443)	(3,114)	(3,623)
Adjusted EBITDA after noncontrolling interest	$49,257	$16,874	$7,396

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

STAG Industrial, Inc.

(unaudited, in thousands, except share data)

	Year Ended December 31, 2012	Three months Ended December 31, 2012	Three months Ended December 31, 2011
Net loss	$(10,199)	$(2,393)	$(2,757)
Depreciation and amortization	43,471	14,986	8,014
Loss on impairment	4,563	—	—
Gain on sales of real estate	(222)	(3)	(329)
Funds from operations	$37,613	$12,590	$4,928
Preferred stock dividends	(6,210)	(1,553)	(1,018)
Amount allocated to unvested resticted stockholders	(122)	(41)	—
Funds from operations attributable to common stockholders and unit holders	$31,281	$10,996	$3,910
Noncontrolling interest	(7,120)	(1,720)	(1,286)
Funds from operations attributable to common stockholders	$24,161	$9,276	$2,624

Funds from operations attributable to common stockholders and unit holders	$31,281	$10,996	$3,910
Above/below market lease amortization, net	4,837	1,356	1,062
Termination income	(271)	(30)	—
Property acquisition costs	4,218	1,709	394
Gain on interest rate swaps	(215)	—	(908)
Formation transaction costs	—	—	(115)
IPO bonus payment	—	—	1,000
Offering costs	68	—	—
Loss on extinguishment of debt	929	—	—
CORE FUNDS FROM OPERATIONS	$40,847	$14,031	$5,343
Noncontrolling interest	(9,289)	(2,193)	(1,757)
Core funds from operations attributable to common stockholders	$31,558	$11,838	$3,586

Weighted average shares outstanding — basic	25,046,664	34,964,493	15,820,049
Unvested restricted shares	72,041	63,807	—
Unvested outperformance plan	556,483	556,483	—
Weighted average shares outstanding — diluted	25,675,188	35,584,783	15,820,049
CORE FUNDS FROM OPERATIONS PER COMMON SHARE - BASIC	$1.26	$0.34	$0.23
CORE FUNDS FROM OPERATIONS PER COMMON SHARE - DILUTED	$1.23	$0.33	$0.23

Core funds from operations	$40,847	$14,031	$5,343
Straight line rent adjustment	(2,796)	(1,063)	(215)
Recurring capital expenditures	(438)	(176)	(55)
Lease renewal commissions and tenant improvements	(592)	(338)	(50)
Non-cash interest expense	957	202	258
Non-cash compensation	1,936	479	317
ADJUSTED FUNDS FROM OPERATIONS	$39,914	$13,135	$5,598
Noncontrolling interest	(9,077)	(2,053)	(1,841)
Adjusted funds from operations to common stockholders	$30,837	$11,082	$3,757

Non-GAAP Financial Measures

Net operating income (NOI) is defined as rental revenue, including reimbursements, less property expenses and real estate taxes, which excludes depreciation, amortization, general and administrative expenses, interest expense, interest income, gain on interest rate swaps, asset management fee income, property acquisition costs, gain on sale of real estate, offering costs, formation transaction costs, loss on impairment, loss on extinguishment of debt, and other expenses. The Company defines Cash NOI as NOI less straight line rental income adjustment and less amortization of above and below market leases. The Company considers NOI and Cash NOI to be appropriate supplemental performance measures because they reflect the operating performance of the Company’s properties and exclude certain items that are not considered to be controllable in connection with the management of the property.  However, these measures should not be viewed as alternative measures of the Company’s financial performance since they exclude expenses which could materially impact the Company’s results of operations. Further, the Company’s NOI and Cash NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating NOI and Cash NOI.

The Company calculates FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, impairment write-downs of depreciable real estate, real estate related depreciation and amortization (excluding amortization of deferred financing costs and fair market value of debt adjustment) and after adjustments for unconsolidated partnerships and joint ventures.

The Company uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs.  The Company also believes that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare the Company’s operating performance with that of other REITs.

The Company presents Core FFO and Adjusted FFO excluding property acquisition costs, gain on interest rate swaps, termination income, offering costs, loss on extinguishment of debt, formation transaction costs, one-time IPO bonus payment, and amortization of above and below market leases.  Adjusted FFO of the Company also excludes straight line rental income adjustment, non-cash interest expense, non-cash compensation and adding recurring capital expenditures and lease renewal commissions and tenant improvements.  The Company believes that Core FFO and Adjusted FFO are useful supplemental measures regarding the Company’s operating performance as they provide a more meaningful and consistent comparison of the Company’s operating performance and allows investors to more easily compare the Company’s operating results.

However, because FFO, Core FFO and Adjusted FFO exclude depreciation and amortization and capture neither the changes in the value of the Company’s properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of the Company’s properties, all of which have real economic effect and could materially impact the Company’s results from operations, the utility of FFO, Core FFO and Adjusted FFO as measures of the Company’s performance is limited. Other equity REITs may not calculate FFO in accordance with the NAREIT definition as the Company does, and, accordingly, the Company’s FFO, Core FFO and Adjusted FFO may not be comparable to such other REITs’ FFO, Core FFO or Adjusted FFO.  FFO, Core FFO and Adjusted FFO should not be used as a measure of the Company’s liquidity, and are not indicative of funds available for the Company’s cash needs, including its ability to pay dividends.

The Company believes that EBITDA and Adjusted EBITDA are helpful to investors as supplemental measures of the operating performance of a real estate company because they are direct measures of the actual operating results of the Company’s industrial properties. The Company also uses these measures in ratios to compare its performance to that of its industry peers.  The Company presents

Adjusted EBITDA excluding property acquisition costs, gain on interest rate swaps, offering costs, formation transaction costs, loss on impairment, gain on sale of real estate, loss on extinguishment of debt, and amortization of above and below market leases.

In the measures above, the Company excludes certain nonrecurring items that the Company does not believe are reasonably likely to recur within two years

Forward-Looking Statements

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “believe,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “should,” “project” or similar expressions. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company’s control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, the risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, as updated by the Company’s subsequent reports filed with the Securities and Exchange Commission. Accordingly, there is no assurance that the Company’s expectations will be realized. Except as otherwise required by the federal securities laws, the Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Source: STAG Industrial, Inc.

Contact:

STAG Industrial, Inc.
Gregory W. Sullivan, Chief Financial Officer
617-226-4987

InvestorRelations@stagindustrial.com